FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Reports Fiscal 2013 First Quarter Results
Net income of $0.3 million drives free cash flow of $1.6 million for the first quarter of fiscal 2013

MINNEAPOLIS, February 7, 2013 — XRS Corporation (formerly Xata Corporation, NASDAQ:XRSC) reported its results for its fiscal 2013 first quarter ended December 31, 2012.

The Company reported net income to common shareholders for the first quarter of fiscal 2013 of $0.3 million, or $0.01 per diluted share, compared to net loss to common shareholders of $1.7 million, or $0.16 per diluted share, for the comparable period in fiscal 2012. Total revenue was $14.2 million for the quarter ended December 31, 2012, compared to $16.6 million for the comparable period in fiscal 2012. Further highlights for the quarter include:

•	Growth in Turnpike software revenue of 19 percent year-over-year drove total software revenue to $11.8 million for the first quarter of fiscal 2013.

•
Fiscal 2013 first quarter software revenue accounted for approximately 83 percent of total revenue, compared to 70 percent percent for the same period of fiscal 2012 contributing to a 15 percentage point improvement in overall margins.

•	The Company acquired 109 new customers in the first quarter of fiscal 2013, all of whom selected the Turnpike solution.

•	Net income of $0.3 million contributed to free cash flow of $1.6 million for the first quarter of fiscal 2013, compared to negative free cash flow of $0.7 million for the same period in fiscal 2012.

"We are pleased with the first quarter financial performance. We are also encouraged by the progress we are making in the testing of our new XRS mobile platform which is now in its beta phase," said Jay Coughlan, chairman, president and CEO of XRS Corporation. "Customers are eager to begin using the XRS solution, and we anticipate rollout of this new mobile solution in the spring of 2013."

For the first quarter of fiscal 2013, selling, general and administrative expenses decreased to $5.5 million compared to $6.1 million for the first quarter of fiscal 2012. The intangible asset impairment and business realignment events which occurred in the third quarter of fiscal 2012 contributed to a reduction in amortization and personnel expenses, respectively, driving the fiscal 2013 favorability.

XRS Releases Fiscal 2013 First Quarter Results – Page 2

Research and development expenses were $3.1 million and $3.5 million for the first quarter of fiscal 2013 and 2012, respectively, or 21 percent of revenue. Research and development expenses reflect the Company's continued investment in the successful development and roll out of the new XRS mobile solution.

The Company reported non-GAAP earnings of $2.2 million, or $0.08 per diluted share for the first quarter of fiscal 2013, compared to non-GAAP earnings of $0.5 million, or $0.02 per diluted share, for the same period in fiscal 2012, an increase of $1.7 million. The increase in non-GAAP earnings is a reflection of improved margins and a reduced cost structure.

During the first quarter of fiscal 2013, the Company used cash generated from operations to pay down all outstanding debt facilities, resulting in a debt-free balance sheet as of December 31, 2012 as compared to debt of $2.3 million recorded as of September 30, 2012. In addition, the Company generated positive free cash flow of $1.6 million for the first quarter of fiscal 2013, compared to negative free cash flow of $0.7 million in the comparable period in fiscal 2012, resulting in an improvement of $0.7 million in working capital, which was $10.3 million at December 31, 2012.

“Looking ahead, we remain focused on the successful launch of our XRS mobile solution, as well as continuing to serve our existing customer base to ensure that our solutions are able to meet their needs now and into the future," Coughlan said. "As we move the new solution to market in fiscal 2013, the Company will also continue to strive for operational effectiveness."

XRS Releases Fiscal 2013 First Quarter Results – Page 3

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended December 31,
	2012	2011	Change
Revenue:
Software	$11,769	$11,686	1%
Hardware systems	2,191	4,464	(51%)
Services	235	451	(48%)
Total revenue	$14,195	$16,601	(15%)

	For the Three Months Ended December 31,
	2012	2011
Gross margins (deficits):
Software	74%	73%
Hardware systems	21%	(7%)
Services	(122%)	(48%)
Total gross margin	63%	48%

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The specific non-GAAP financial measures, along with a reconciliation to the nearest comparable GAAP measures and further explanation of their usefulness to investors can be found at the end of this release.

XRS Releases Fiscal 2013 First Quarter Results – Page 4

About XRS
XRS Corporation (formerly Xata Corporation) delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its existing mobility-based products have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS' solutions: XataNet, Turnpike and XRS, we are currently serving 114,000 subscriptions through 1,400 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Releases Fiscal 2013 First Quarter Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,
(In thousands, except per share data)	2012	2011

Revenue
Software	$11,769	$11,686
Hardware systems	2,191	4,464
Services	235	451
Total revenue	14,195	16,601

Cost of goods sold	5,306	8,651
Selling, general and administrative	5,497	6,120
Research and development	3,050	3,488
Total costs and expenses	13,853	18,259

Operating income (loss)	342	(1,658)
Net interest and other expense	(18)	(111)

Income (loss) before income taxes	324	(1,769)
Income tax expense (benefit)	5	(100)

Net income (loss)	319	(1,669)

Preferred stock dividends and deemed dividends	(58)	(6)

Net income (loss) to common shareholders	$261	$(1,675)

Net income (loss) per common share:
Basic	$0.02	$(0.16)
Diluted	$0.01	$(0.16)

Weighted average common and common share equivalents:
Basic	10,809	10,675
Diluted	27,357	10,675

XRS Releases Fiscal 2013 First Quarter Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	December 31,	September 30,
(In thousands)	2012	2012
	(Unaudited)
Current assets
Cash and cash equivalents	$6,398	$7,120
Accounts receivable, net	7,543	7,835
Inventories	3,684	3,811
Deferred product costs	784	770
Prepaid expenses and other current assets	1,348	1,406
Total current assets	19,757	20,942

Equipment and leasehold improvements, net	6,917	7,313
Intangible assets, net	5,987	6,487
Goodwill	17,082	17,288
Deferred product costs, net of current portion	369	425
Other assets	315	351
Total assets	$50,427	$52,806

Current liabilities
Revolving line of credit	$—	$2,300
Accounts payable	3,896	3,436
Accrued expenses	4,756	4,832
Deferred revenue	1,995	2,314
Total current liabilities	10,647	12,882

Deferred revenue, net of current portion	870	1,077
Deferred tax liabilities	—	9
Other long-term liabilities	252	314
Total liabilities	11,769	14,282

Shareholders' equity
Preferred stock	44,275	44,292
Common stock	108	108
Additional paid-in capital	50,386	50,226
Accumulated deficit	(57,305)	(57,566)
Accumulated other comprehensive income	1,194	1,464
Total shareholders' equity	38,658	38,524
Total liabilities and shareholders' equity	$50,427	$52,806

XRS Releases Fiscal 2013 First Quarter Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended December 31,
(In thousands)	2012	2011

Operating activities
Net income (loss)	$319	$(1,669)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,690	1,955
Amortization of deferred financing costs	12	—
Deferred income taxes	(9)	—
Loss on sale or disposal of equipment and leased equipment	5	64
Stock-based compensation	160	249
Changes in assets and liabilities:
Accounts receivable, net	287	222
Inventories, net	117	115
Deferred product costs	42	79
Prepaid expenses and other assets	57	(109)
Accounts payable	230	(455)
Accrued expenses and other liabilities	(204)	74
Deferred revenue	(524)	(345)
Net cash provided by operating activities	2,182	180

Investing activities
Purchase of equipment and leasehold improvements	(613)	(907)
Proceeds from the sale of equipment	7	2
Net cash used in investing activities	(606)	(905)

Financing activities
Revolving line of credit	(2,300)	—
Payments on debt obligations	—	(512)
Net cash used in financing activities	(2,300)	(512)

Effects of exchange rate on cash	2	(4)

Decrease in cash and cash equivalents	(722)	(1,241)

Cash and cash equivalents
Beginning	7,120	12,407
Ending	$6,398	$11,166

XRS Releases Fiscal 2013 First Quarter Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended December 31,
(In thousands, except per share data)	2012	2011

Net income (loss) to common shareholders	$261	$(1,675)

Adjustments:
Depreciation & amortization expense	1,690	1,955
Stock-based compensation	160	249
Net interest expense	16	109
Preferred stock dividends and deemed dividends	58	6
Income taxes	5	(100)
Total adjustments	1,929	2,219

Non-GAAP earnings	$2,190	$544

Non-GAAP earnings per diluted share	$0.08	$0.02

Shares used in calculating non-GAAP earnings per diluted share	27,357	27,146

Working Capital

	December 31,	September 30,
(In thousands)	2012	2012

Current assets	$19,757	$20,942
Current liabilities	(10,647)	(12,882)
Net current assets	9,110	8,060
Current portion of deferred revenue net deferred costs	1,211	1,544
Working capital	$10,321	$9,604

XRS Releases Fiscal 2013 First Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended December 31,
	2012	2011
Net cash provided by operating activities	$2,182	$180
Net cash provided by investing activities:
Purchase of equipment and leasehold improvements	(114)	(907)
Purchase of Relay assets	(499)	—
Proceeds from the sale of equipment	7	2
Net cash provided by investing activities	(606)	(905)

Free cash flow	$1,576	$(725)

Footnotes to GAAP to Non-GAAP Reconciliation
(Unaudited)

The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. The methods of calculation and explanations of the adjustments to the most comparable GAAP measures are set forth below:

Non-GAAP Earnings
This measure provides a supplemental view of earnings trends. Non-GAAP earnings excludes depreciation, amortization, stock-based compensation, net interest expense, preferred stock dividends and deemed dividends, income taxes, acquisition and financing related costs and litigation settlement costs from GAAP net income (loss) to common shareholders. We believe our investors benefit from understanding these exclusions when comparing current to historical results from operations.

Non-GAAP Earnings per Diluted Share
We believe investors benefit by understanding the Company’s non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company. Non-GAAP earnings per diluted share is based on non-GAAP earnings, as defined above, divided by the sum of the weighted average common and dilutive common shares equivalents, such as options, restricted stock awards, restricted stock units, warrants or convertible

XRS Releases Fiscal 2013 First Quarter Results – Page 10

preferred stock, assuming they were exercised or converted into common stock that then shared in the non-GAAP earnings of the Company, as defined by GAAP. Non-GAAP loss per diluted share is based on non-GAAP loss, as defined above, divided by only the weighted average number of common shares outstanding for the period, as defined by GAAP. The non-GAAP loss per diluted common share is equal to basic non-GAAP loss per common share because the effect of including such securities or obligations would be antidilutive. We believe that these exclusions provide investors a useful view of current operations when comparing current to historical non-GAAP diluted earnings per share.

Working Capital
Working capital represents current assets, less current liabilities, excluding the current portion of deferred revenue, net of deferred costs. We believe working capital provides investors with an additional view of the Company’s liquidity and ability to repay current obligations.

Free Cash Flow
Free cash flow represents net cash provided by operating activities reduced by net cash used in investing activities. We believe free cash flow provides investors insight into the Company's ability to generate cash to support operating and investing activities.